PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                     November 22, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Prudential Institutional Liquidity Portfolio, Inc.
               File No. 811-5336


Ladies and Gentlemen:

        Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended
September 30, 2002. The enclosed is being filed electronically via the EDGAR System.


                                                     Yours truly,


                                                     /s/ Jonathan D. Shain
                                                     Jonathan D. Shain
                                                     Secretary




        This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of November 2002.


	Prudential Institutional Liquidity Portfolio, Inc.


Witness: /s/ Floyd L. Hoelscher			By: /s/ Jonathan D.
Shain
            Floyd L. Hoelscher				Jonathan D. Shain
        Secretary


T:\CLUSTER 2\N-SARS\PILP\2002\11-02 Semi.doc